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Exhibit 5.1

March 29, 2018

Alliance Resource Partners, L.P.
1717 South Boulder Avenue, Suite 400
Tulsa, Oklahoma 74119

Ladies and Gentlemen:

        We have acted as counsel to Alliance Resource Partners, L.P., a Delaware limited partnership ("ARLP"), with respect to certain legal matters in connection with the proposed registration by ARLP of the exchange of an aggregate of 87,188,338 common units representing limited partner interests in ARLP (the "Common Units") for outstanding common units representing limited partner interests in Alliance Holdings GP, L.P. ("AHGP") pursuant to that certain Simplification Agreement, dated as of February 22, 2018 (the "Simplification Agreement"), by and among ARLP, AHGP, Alliance GP, LLC, Alliance Resource Management GP, LLC ("MGP"), Wildcat GP Merger Sub, LLC, MGP II, LLC, ARM GP Holdings, Inc., New AHGP GP, LLC and Alliance Resource GP, LLC. ARLP has prepared a registration statement (the "Registration Statement") on Form S-4 filed with the Securities and Exchange Commission (the "Commission") relating to the Simplification Agreement and the Common Units.

        As the basis for the opinion hereinafter expressed, we have examined the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction of (i) the Fourth Amended and Restated Agreement of Limited Partnership of ARLP, as amended, which is currently in effect, (ii) the Second Amended and Restated Operating Agreement of MGP and (iii) certain resolutions adopted by the Board of Directors of MGP with respect to the Simplification Agreement and the registration of the Common Units contemplated thereby. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of ARLP and MGP and such agreements, certificates of public officials, certificates of officers or other representatives of ARLP, MGP and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein. As to any facts material to the opinion expressed herein, we have made no independent investigation of such facts, and we have relied, to the extent that we deem such reliance proper, upon statements and representations of officers and other representatives of ARLP and MGP and others and the disclosures made by ARLP in the Registration Statement.

        In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof and (v) all persons executing and delivering the documents we examined have the legal capacity and authority to execute and deliver such documents. In addition, we have assumed that the Common Units will be exchanged in accordance with the terms of the Simplification Agreement.

        Based upon and subject to the foregoing, we are of the opinion that the Common Units have been validly issued and are fully paid and non-assessable (except as such non-assessability may be affected by Section 17-303 and Section 17-607 of the Delaware Act).

        The foregoing opinion is limited in all respects to the Delaware Act and the federal laws of the United States, and we are expressing no opinion as to the laws of any other jurisdiction.

        We hereby consent to the reference to us under the heading "Legal Matters" in the consent statement/prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933 or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.

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  Exhibit 5.1